SCHEDULE 14A
                              (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                   MERIDIAN POINT REALTY TRUST VIII CO.
  -----------------------------------------------------------------------
          (Exact Name of Registrant as Specified In Its Charter)

  -----------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

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     2)   Aggregate number of securities to which transaction applies:

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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






                   Meridian Point Realty Trust VIII Co.







 Notice to Shareholders of Annual Meeting, Proxy Statement, and Proxy Card

                                    For

                      Annual Meeting of Shareholders
                               June 14, 1996

    ___________________________________________________________________

                   Meridian Point Realty Trust VIII Co.
   Notice to Shareholders of Annual Meeting to be Held on June 14, 1996
    ___________________________________________________________________

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Meridian Point Realty Trust VIII Co., a Missouri corporation (the "Company"), will be held on June 14, 1996 at 2:00 p.m., local time, at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111 (the "Annual Meeting") to consider and vote on the following matters:

1. Election of seven directors of the Company (the "Directors") to serve until the next annual meeting of the Company's shareholders and until the election and qualification of their respective successors;

2. Approval of amendments to the Company's By Laws related to investment policy which will allow the Company to reinvest proceeds from the sale of property.

3. Approval of the recommendation of the Company's Audit Committee and Board of Directors that Arthur Andersen LLP be appointed as the Company's independent auditors for the year ending December 31, 1996; and

4. Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     These matters are fully discussed in the attached Proxy Statement. Only shareholders of record at the close of business on May 13, 1996, the record date of the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof. Those shareholders are cordially invited to attend in person.

     A majority of the outstanding shares of the Company entitled to vote must be represented at the Annual Meeting in order to constitute a quorum. Whether or not you plan to be present, please complete, date, sign, and return the enclosed proxy card. You may revoke your proxy at any time before it is voted by filing with the Company a written revocation or a duly executed proxy card bearing a later date. If you are present at the Annual Meeting and vote in person, your proxy will not be used.

     We look forward to seeing you at the Annual Meeting.

BY ORDER OF THE DIRECTORS,



John E. Castello, Executive VP and Chief Financial Officer
San Francisco, California
May 14, 1996 (approximate mailing date of proxy material)

___________________________________________________________________________
       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE
         SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS
              POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
___________________________________________________________________________

___________________________________________________________________________

                              PROXY STATEMENT
                             TABLE OF CONTENTS
___________________________________________________________________________

                                                                    Page
                                                                    ----
INFORMATION CONCERNING SOLICITATION AND VOTING                       1
     General.                                                        1
     Voting Right and Outstanding Shares                             1
     Revocability of Proxies                                         2

GENERAL COMPANY INFORMATION                                          2
     Security Ownership of Certain Beneficial Owners and Principal
Shareholders                                                         2
     Directors and Committees                                        3
     Board and Committee Meetings                                    3
     Compensation of Directors                                       3
     Executive Officers                                              4
     Compensation of Executive Officers                              5

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                       6

PROPOSAL ONE--
NOMINATION AND ELECTION OF DIRECTORS                                 7
     General                                                         7
     Nominees                                                        8

PROPOSAL TWO--
AMENDMENTS TO THE COMPANY'S BY-LAWS                                 10

PROPOSAL THREE-
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT          12

SHAREHOLDER PROPOSALS                                               12

MISCELLANEOUS                                                       13

ANNUAL REPORT                                                       13

OTHER BUSINESS                                                      13

___________________________________________________________________________

                   MERIDIAN POINT REALTY TRUST VIII CO.
                              PROXY STATEMENT
___________________________________________________________________________

              INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL
     The enclosed proxy (the "Proxy") is being solicited from the shareholders of Meridian Point Realty Trust VIII Co., a Missouri corporation (the "Company"), on behalf of the Company's Board of Directors (the "Directors") for use at the annual meeting of the Company's shareholders to be held at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111 at 2:00 p.m., local time, on June 14, 1996, and at any postponements or adjournments thereof (the "Annual Meeting") for the purposes set forth herein. The Company's principal executive offices are located at 655 Montgomery Street, Suite 800, San Francisco, California 94111.

     The Company is mailing this Proxy Statement and the accompanying Notice to Shareholders of Annual Meeting and Proxy on or about May 14. 1996, to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES
     Only shareholders of record at the close of business on May 13, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding and entitled to vote 1,609,937 shares of the Company's common stock and 5,273,927 shares of the Company's preferred stock (collectively, the "Shares").

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding Shares entitled to vote at the close of business on the Record Date is necessary to constitute a quorum for the transaction of business.

     The Articles of Incorporation provide that each outstanding Share is entitled to one vote for each matter to be voted upon at the Annual Meeting, except that in the election of Directors, each shareholder has cumulative voting rights and thus is entitled to as many votes as equal the number of Shares held multiplied by the number of Directors to be elected (seven), which votes may be cast for a single candidate or distributed among two or more candidates as that shareholder may deem fit. By executing a proxy with respect to the election of Directors, a shareholder will, unless he or she otherwise directs, grant the proxy holder the discretion to vote Shares cumulatively for the election of Directors and for less than the entire number of nominees of the Board of Directors as the proxy holders deem fit. See "Proposal One - Nomination and Election of Directors". Voting on all other matters to be submitted at this meeting will be on a non-cumulative basis.

     Shares represented by proxies that reflect abstentions will be treated as present and entitled to vote in determining the existence of a quorum at the meeting. In determining the outcome of a particular proposal, abstentions will not constitute a vote "for" or "against" any proposal but will be counted in determining the total number of Shares entitled to vote on the particular proposal.

     In determining the presence of a quorum, "broker non-vote" (i.e., votes submitted by proxy or in person by brokers or nominees who specify that instructions have not been received from the beneficial owners or persons entitled to vote and who do not have discretionary power to vote on a particular matter) will be treated as present and entitled to vote. However, if a broker or nominee has indicated on its proxy card that it does not have discretionary authority to vote the Shares covered by that proxy card with respect to a particular matter, those Shares will be treated as not present and not entitled to vote with respect to that matter (even thought those Shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     Shares represented by properly executed and returned Proxies, unless revoked, will be voted at the Annual Meeting in accordance with the instructions thereon. If a Proxy contains no instructions, it will be voted: (i) for the election of the persons specified on the Proxy as Directors; (ii) for the proposed amendments to the By Laws, (iii) for the selection of Arthur Andersen LLP as independent auditors for the Company; and (iv) in the discretion of the proxy holders as to any other matter that properly may come before the Annual Meeting. The Directors do not know of any matter, other than the proposals described in this Proxy Statement, that will be presented for consideration at the Annual Meeting.

REVOCABILITY OF PROXIES
     Any person giving a Proxy pursuant to this solicitation has the power to revoke it at any time before it is voted either (i) by filing with the Company, at the Company's principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or (ii) by attending the Annual Meeting, withdrawing the Proxy, and voting in person.

                        GENERAL COMPANY INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND PRINCIPAL SHAREHOLDERS
     The following table sets forth the amount and nature of the beneficial ownership of shares of the Company's common and preferred stock as of May 1, 1996, by (i) each person known by the Company to own more the 5% any class of the Company's voting stock (based upon filings made with the Securities and Exchange Commission), (ii) each Director, and (iii) all the Company's Directors and executive officers as a group.

                                                Amount of Shares
                                               Beneficially Owned         Title         Percent
Name(1)                                      Directly or Indirectly     of Class       of Class
- -------------------------------------------------------------------------------------------------
Massachusetts State Teachers' and                   1,560,754           Preferred        29.6%
Employees' Retirement Systems Trust
c/o The commonwealth of Massachusetts
Treasury Department
One Ashburton Place - 12th Floor
Boston, MA  02108

Massachusetts Bay Transportation Authority          1,183,556           Preferred        22.4%
Retirement Fund
99 Summer Street - 17th Floor
Boston, MA  02110

Chicago Truck Drivers, Helpers & Warehouse            521,164           Preferred        9.9%
Workers Union (Independent) Pension Fund
809 W. Madison Street
Chicago, IL  60607

Christopher J. Doherty                                     --              --             --
Peter O. Hanson                                         1,600           Preferred         (2)
Lorraine O. Legg                                          200           Preferred         (2)
                                                        1,000            Common           (2)
S. Michael Lucash                                          --              --             --
Lawrence P. Morris                                         --              --             --
Homer McK. Rees                                            --              --             --
Micolyn M. Yalonis                                         --              --             --

All Directors and executive officers                    1,800           Preferred         (2)
as a group (12 persons)                                 1,000            Common           (2)

(1) Unless otherwise indicated in these footnotes, the persons listed above have sole voting and investment power over the shares, subject to community property laws where applicable.
(2)  Less than 1%

DIRECTORS AND COMMITTEES
     From January 1, 1995 through September 30, 1995 the board consisted of Christopher J. Doherty, Peter O. Hanson, Lorraine O. Legg, S. Michael Lucash, Philip R. O'Connor, Homer McK. Rees, and Micolyn Magee Yalonis. On September 29, 1995 Philip R. O'Conner resigned from the board effective September 30, 1995. On December 6, 1995, Lawrence P. Morris was elected to the Board of Directors.

     The board has a standing Executive Committee and a standing Audit Committee. The executive Committee is comprised of Messrs. Lucash and Hanson, and the Audit Committee is comprised of Mr. Doherty and Ms. Yalonis. The board has no standing compensation committee and no committee performing similar functions.

     The Executive Committee is empowered to exercise any of the board's powers over the Company's business affairs except those powers specifically reserved to the full board or to the shareholders. The Audit Committee recommends the services of independent accountant, reviews and evaluates those services, and monitors the Company's internal controls and account procedures.

BOARD AND COMMITTEE MEETINGS
     During 1995, the board held ten meetings, the Audit Committee held two meetings, and the Executive Committee did not hold any separate meetings.

     During 1995, each incumbent Director attended at least 75% of the aggregate of (i) the total number of board meetings held during the period that he or she was a Director plus (ii) the total number of meetings held by all board committees on which he or she served during the periods that he or she served on those committees.

COMPENSATION OF DIRECTORS
     Director Fees. The Company pays each Director an annual fee of $8,000. In 1995, Ms. Legg, Ms. Yalonis, and Messrs. Doherty, Hanson, Lucash, O'Connor, and Rees each received $8,000 as a Director fee.

     Chairman Fees. The Chairman of the Company, as a member of the Executive Committee, is not paid a committee meeting fee for participating in Executive Committee meetings. Instead, the Company pays the Chairman an annual fee of $25,000. In 1995, Mr. Lucash received $25,000 as a Chairman's fee.

     Committee and Other Meeting Fees. The Directors are also entitled to be paid $500 for each board meeting attended in person, $400 for each committee meeting attended in person, and $300 for each board or committee meeting attended by means of conference telephone call; provided, however, that the Chairman is not paid committee fees for Executive Committee meetings attended. Directors are also paid $300 per half day for time spent attending to the Company's business.. During 1995 Mr. Doherty was paid $5,300, Mr. Hanson was paid $3,500, Ms. Legg was paid $4,600, Mr. Lucash was paid $7,700, Mr. O'Connor was paid $3,300, Mr. Rees was paid $5,900, Ms. Yalonis was paid $5,700, and Mr. Morris was paid $500 in committee and other meeting fees.

     Reimbursements. All Directors are reimbursed for reasonable travel and other out-of -pocket expenses incurred in connection with attending board and committee meetings.

     In December of 1995, TIS Financial Services Inc., of which Lorraine O. Legg is President and Chief Executive Officer, became the Manager of the
Company.   The management agreement provides that a management fee be paid
to TIS Financial Services in return for services.   The management
agreement requires that TIS pay the employment expenses of its own
personnel.   Ms. Legg receives no compensation from the Company for serving
as President and Chief Executive Officer.   Ms. Legg is also a director of
the Company and receives no compensation for serving as a director.

     The compensation and expense reimbursement arrangements for Directors as set forth above may be changed by the board pursuant to the authority granted to it in the Company's bylaws.

EXECUTIVE OFFICERS
     For each person who currently serves as an executive officer, the following table sets forth his or her name, age, and positions with the
Company:

  Name                 Age        Position
  ----                 ---        --------
  Lorraine O. Legg      56        President and Chief Executive Officer

  John E. Castello      51        Senior Vice President and
                                  Chief Financial Officer

  Michael Gilbert       52        Vice President Real Estate

  Denis F. Shanagher    39        Secretary

  Michael Stone         59        Controller

  Heather B. Reynolds   41        Assistant Secretary

     Officers of the Company hold office at the discretion of the Directors. Each executive officer's principal occupations during the past five years or more are set forth below.

Lorraine O. Legg
President and Chief Executive Officer and Director
Ms. Legg has been President and Chief Executive Officer and a director of TIS Financial Services, Inc. since 1984, TIS Mortgage Investment Company since 1988, and TIS Asset Management, Inc. since 1990. She is also President and Chief Executive Officer and a director of Corporate Capital Investment Advisors. TIS Financial Services, Inc., and its affiliates, manage portfolios of real estate and mortgage investments for individuals and corporations, including TIS Mortgage Investment Company, which is a real estate investment trust traded on the New York Stock Exchange. In addition, Ms. Legg is a director of CFI Proservice, Inc. located in Portland, Oregon. Ms. Legg has over thirty-two years of experience in corporate and real estate finance. Ms. Legg has served as a Director of the Company since March 1993 and was elected as President and Chief Executive Officer in December 1995. She also is a Trustee of Meridian Point Realty Trust '83.

John E. Castello
Senior Vice President and Chief Financial Officer
John E. Castello has been Senior Vice President of TIS Financial Services, Inc. since 1985, Executive Vice President and Chief Financial Officer of TIS Mortgage Investment Company since 1988, and Senior Vice President and Chief Financial Officer of TIS Asset Management, Inc. since 1991 He is a Director of TIS Mortgage Acceptance Corporation and Assistant Secretary, INVG Mortgage Securities Corp. (since 1992).

Michael Gilbert
Vice President Real Estate
Mr. Gilbert has served as Vice President Real Estate for TIS Financial Services since 1995. Prior to this time he was a real estate consultant, active in major development projects in Southern California and many other areas of the country. Previously Mr. Gilbert was vice president of S.H. Management, Inc. a privately owned Los Angeles based real estate investment concern. He was previously a vice president and director of Gordon Capital Limited, a member firm of the major Canadian Stock Exchanges.

Denis F. Shanagher
Secretary
Mr. Shanagher has been a partner of the law firm of Preuss Walker & Shanagher since August of 1993. Mr. Shanagher was a partner in the law firm of Bronson, Bronson & McKinnon from 1987 - 1993, and an associate in the firm from 1981-1987. Mr. Shanagher has a J.D. from Hastings College of the Law and a B.A. from Stanford University. Mr. Shanagher has served as outside General Counsel to the Company since December of 1994.

Michael Stone, CPA
Controller
Michael Stone has been Controller of TIS Financial Services, TIS Mortgage Investment Company and TIS Asset Management since 1993. Prior to that Mr. Stone served as Vice President - Finance at Dolby Laboratories, a position he held for seven years. He served as Assistant Corporate Controller for twelve years at McKesson Corporation and Accounting Manager at Crocker Estate Company. for five years. After receiving his CPA, Mr. Stone was a Staff Accountant at the firm of Arthur Young and Company for five years.

Heather B. Reynolds
Assistant Secretary
Heather Reynolds has been administrative assistant to Lorraine O. Legg at TIS Financial Services, Inc. for the past seven months. Before joining TIS, Ms. Reynolds was senior administrative assistant for two and one half years to the Senior Managing Director and Branch Manager of Bear Stearns & Co., Inc. Prior to that she was the Office Manager for Star Systems, a San Francisco based software company.

COMPENSATION OF EXECUTIVE OFFICERS

     As of December 31, 1995, the Company had no full time employees and is currently managed under a Management Agreement with TIS Financial Services Inc. This agreement requires that TIS pay the employment expenses of its personnel.

     Prior to December 1995, the Company shared employee costs under an internalized management structure using Meridian Point Properties (MPP). For the year ended December 31, 1995, the Company's allocated share of each of its executive officer's cash and non-cash compensation did not exceed $100,000.

                      SUMMARY COMPENSATION TABLE
                 A n n u a l  C o m p e n s a t i o n
(a)                      (b)         (c)         (d)            (i)
Name and                                                     All Other
Principal Position       Year     Salary(2)    Bonus(4)   Compensation(3)
- ------------------       ----     ---------   ---------   ---------------
Milton K. Reeder         1992       $36,383     $ 5,787       $  1,453
President and
Chief Executive          1993        37,213      16,376          1,105
Officer (1)
                         1994        54,602      15,000          2,139

                         1995        48,496      12,000          1,996

(1) Mr. Reeder was appointed as President and Chief Executive Officer of the Company in January 1991. Mr. Reeder was employed pursuant to an Employment Agreement dated July 2, 1991, which among other provisions, was subject to renewal in the absence of notice to the contrary more than six months prior to expiration of its initial term. On June 23, 1995, the Company notified Mr. Reeder of its election not to renew his Employment Agreement following its expiration on December 31, 1995.
     On December 7, 1995, Mr. Reeder submitted his resignation from the Company and Lorraine O. Legg was elected President and Chief Executive Officer. Pursuant to the terms of the Employment Agreement, the Company remained responsible for its allocable share of Mr. Reeder's compensation through December 31, 1995.

     Mr. Reeder's aggregate annual salary to be paid by the companies participating in the internalized management arrangement was $225,000. Mr. Reeder was also entitled to certain fringe benefits, including paid vacation and health, life and long-term disability insurance.
     Mr. Reeder's business expenses incurred in the performance of duties under the Employment Agreement were reimbursed by the participating companies. The board members of the Company could award Mr. Reeder a bonus each year under the Employment Agreement based upon an annual review of Mr. Reeder's performance. In addition to the Company's allocable share of Mr. Reeder's annual salary specified in the Employment Agreement, Mr. Reeder received an additional $12,000 from the Company in the form of bonus compensation for 1995 which was paid in 1996.

(2) Amounts shown above represent the Company's share of Mr. Reeder's cash compensation. Mr. Reeder received no non-cash compensation for 1992, 1993, 1994 and 1995. The amounts shown above include salary deferral contributions made by Mr. Reeder under a 401(k) Investment and Retirement Plan ("401(k) Plan") established by MPP. The aggregate value of certain personal benefits received by Mr. Reeder has not been included in the amounts shown above. In neither 1992, 1993, 1994 nor 1995 did the aggregate value of these benefits exceed the lesser of $50,000 or 10% of Mr. Reeder's annual salary as set forth above.

(3) The amounts shown above include the Company's share of premiums for the following insurance provided to Mr. Reeder in excess of that generally provided to all leased employees: term life insurance coverage ($188, $148, $272 and $212 in 1992, 1993, 1994 and 1995
     respectively); disability insurance coverage ($539, $497, $781 and $685 in 1992, 1993, 1994 and 1995 respectively); and dependent medical coverage ($611, $377, $964 and $991 in 1992, 1993, 1994 and
     1995 respectively). The amounts shown above also include the Company's share of matching contributions made by MPP in 1992, 1993, 1994 and 1995 of $81, $83, $122 and $108 respectively, under the 401(k) Plan.

(4)  Amounts represents bonus earned during the subject year.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From its inception until March 31, 1991, the Company was externally managed by companies operating on a for-profit basis. That external management was discontinued effective April 1, 1991. From April 1, 1991 through November 30, 1995, the Company and other companies of common initial sponsorship were effectively self-administered through an internalized management structure. Those other companies were: Meridian Point Realty Trust '82 (which was dissolved in October 1994), Meridian Point Realty Trust '83, Sierra Real Estate Equity Trust '84 Co., Meridian Point Realty Trust IV Co., Meridian Point Realty Trust VI Co., and Meridian Point Realty Trust VII Co. (the Company and those other companies are collectively referred to herein as the "Companies").

     The Companies leased employees at cost from Meridian Point Properties, Inc., a California corporation ("MPP"), a captive company controlled by the Companies, to perform administrative, accounting, asset management, and property management functions under the terms of an Amended and Restated
Employee Leasing Agreement and certain other agreements.   Under this
arrangement, the Companies reimbursed MPP for actual costs incurred by it in connection with employees leased to the Companies. As of January 1, 1995, the Companies collectively leased thirty-nine employees from MPP. Because MPP was paid only to the extent necessary to reimburse it for actual costs, it did not realize any profit.

     Prior to December 1, 1995, the cost reimbursements made to MPP were allocated among the Companies in accordance with the Amended and Restated Employee Leasing Agreement and other agreements between MPP and the Companies in the following manner. First, costs directly attributable to a particular Company were allocated to that Company. Second, costs that were not directly attributable to a particular Company but rather benefiting a group or all of the Companies were allocated among those Companies under formulas that varied depending upon the type of cost involved. From October 1994 forward, the number of Companies participating in the self-administered management arrangement was six.

     The REIT tax rules prohibit a REIT from owning more than 10% of the voting securities of any company. Accordingly, each of the Participating Companies owned 9.0% of the outstanding stock of MPP (aggregating 54% of the outstanding stock). Milton K. Reeder, President and Chief Executive Officer of MPP owned the remaining 46% of the outstanding stock.

     Effective December 1, 1995, the Company terminated the Amended and Restated Employee Leasing Agreement with MPP. Thereafter, on February 22, 1996, the Company entered into a MPP Termination Agreement by which its interest in MPP was terminated. Under the terms of the Agreement, the Company sold its outstanding MPP stock to MPP and its proportionate interest in MPP's assets to Meridian Industrial Trust ("MIT") at fair market value. MIT was formed to merge with certain of the Participating Companies (Trusts IV, VI and VII) and to purchase certain real estate assets from Trust '83. In connection with those merger and purchase transactions, MPP was to be dissolved.

     The MPP Termination agreement further required the termination of certain other agreements between the Company and MPP, and the transfer of certain third party agreements, right in actions, rights in certain insurance policies, books and records from MPP to the Company. The Company and MPP further agreed to the release of any claims, known or unknown, against the other. The Company received par value of $3.84 per share for its stock in MPP and $71,850 for its proportionate interest in the assets of MPP. The Company is currently awaiting a final accounting relating to the dissolution of MPP whereafter the Company expects to receive the return of some portion of its original advance of funds to MPP.

     Effective December 1, 1995, the Company entered into a management agreement with TIS Financial Services, Inc. ("TIS") of San Francisco, California. Under the new management agreement, the Company retained TIS to manage its assets, properties and investments in addition to performing administrative services for the Company. The initial term of the management agreement is for six months after which the agreement will be on a month to month basis, unless renegotiated by the directors. The Company pays TIS, for services rendered under the agreement, a base management fee calculated on an annual basis to be an amount equal to 0.75% of the Company's Average Invested Assets, as defined in the agreement. This agreement requires that TIS pay the employment expenses of its personnel. As of January 1, 1996, the Company has no full time salaried employees.

     Effective December 7, 1995, Lorraine O. Legg was elected President and Chief Executive Officer of the Company, replacing Milton K. Reeder who resigned on the same date. Ms. Legg is also President and Chief Executive Officer of TIS and serves as a Director of the Company. Also on December 7, 1995, following the resignation of the other senior officers of the Company affiliated with MPP, various other TIS employees and other individuals were elected as officers of the Company. Those officers of the Company affiliated with TIS receive no direct compensation from the Company in exchange for their services.


                               PROPOSAL ONE
                               ------------

                   NOMINATION AND ELECTION OF DIRECTORS

General
     The Directors of the Company are elected annually and serve until the next annual meeting of shareholders and until their successors are elected and qualified. The Company's Bylaws provide that the number of Directors shall be not less than three nor more than seven, and that the exact number of Directors shall be seven until changed within the limits set forth in the Bylaws. In addition, the Company's Bylaws provide that a majority of
the Directors shall be "Independent Directors."   An "Independent Director"
generally means a Director who is neither an affiliate of a person or entity providing services to the Company nor is himself performing services for the Company other than as a Director. Six of the seven current Directors are "Independent Directors." The Board of Directors has nominated the seven individuals named below to serve as members of the Board of Directors of the Company. Six of the seven nominees named below would be "Independent Directors."

     The Bylaws of the Company provide a procedure for shareholder nomination for election of Directors under which any shareholder entitled to vote for Directors may nominate candidates for election as Directors. However, any nomination for Director by any person other than the Board of Directors may be made only by a record shareholder who has delivered a written notice to the Secretary of the Company no later than the close of business fifty days in advance of the Annual Meeting or ten days after the date on which public disclosure of the date of the Annual Meeting is first given to shareholders, whichever is later. That shareholder's notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and
(e) the consent of each nominee to serve as a Director if so elected. If a shareholder nomination is not made in accordance with such procedure, the Chairman of the Annual Meeting may, if the facts warrant, determine and declare at the Annual Meeting that a nomination was not made in accordance with the procedures set forth in the Bylaws and direct that the defective nomination be disregarded.

     Ms. Legg, Ms. Yalonis, and Messrs. Doherty, Hanson, Lucash, Morris, and Rees, listed below as nominees, currently are Company Directors whose present terms expire at the Annual Meeting. Each of them has agreed to serve if elected, and management has no reason to believe that any of them will be unavailable to serve. Unless otherwise instructed the proxy holders will vote the Proxies received by them for the election of the
nominees named below.   However, if any nominee becomes unavailable for
election for any reason, the Shares represented by those Proxies will be voted for any substitute nominee designated by the Directors. If additional persons are nominated by persons other than the Company's Board of Directors, the proxy holders in their discretion may vote all Proxies received by them according to the cumulative voting rules to assure the election of as many of the nominees listed below, or substitute nominees designated by the Directors, as possible. See "Information Concerning Solicitation and Voting-Voting Rights and Outstanding Shares." The nominees receiving the seven highest number of the affirmative votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED BELOW, AND, IN THE ABSENCE OF INSTRUCTIONS TO THE COMPANY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED OR CUMULATED FOR ANY SUCH DIRECTORS AS DESCRIBED HEREIN.

Nominees
     The following table indicates each nominee's age, current position with the Company, and business experience during the past five years or more.


Christopher J. Doherty
Director (2)
Age:  40
Mr. Doherty is a Partner at the Washington D.C. law firm of Fox, Bennett & Turner. He has been with the firm for a total of six years from 1989 to 1991 and from 1993 to present. Mr. Doherty served as General Counsel and Deputy Treasurer to the Commonwealth of Massachusetts State Treasurer and as Massachusetts Special Assistant Attorney from 1991 to 1993. From 1986 to 1989, he served as Legislative Assistant and Counsel to the U.S. Senate Committee on Labor and Human Resources. From 1979 to 1986 he served as a Special Assistant to Senator Edward M. Kennedy. Mr. Doherty has a J.D. from the Georgetown University Law Center and a B.A. from Harvard University. Mr. Doherty has been a Director of the Company since September 1993.

Peter O. Hanson
Director (1)
Age: 62
Mr. Hanson has been the President of James E. Hanson, Inc., an industrial real estate developer, property management and realty brokerage firm, since 1966. Since 1984, he has served as President of Property Investors Associates, Inc. (a subsidiary of James E. Hanson, Inc.), which is the general partner of five public real estate partnerships. He has been a Director of seven privately-held corporations and general partner of eleven privately-held real estate partnerships. Mr. Hanson is a member of the Society of Industrial and Office Realtors, and served as its National President in 1985; he is also a member of the New York Metropolitan Real Estate Brokers Association and in 1970 was its President. Mr. Hanson has been a Director of the Company since 1988. He also is a Trustee of Meridian Point Realty Trust '83 and Meridian Industrial Trust.

Lorraine O. Legg
President and Chief Executive Officer and Director
Age: 56
Ms. Legg has been President and Chief Executive Officer and a director of TIS Financial Services, Inc. since 1984, TIS Mortgage Investment Company since 1988, and TIS Asset Management, Inc. since 1990. She is also President and Chief Executive Officer and a director of Corporate Capital Investment Advisors. TIS Financial Services, Inc., and its affiliates, manage real estate and mortgage investment portfolios for individuals and corporations, including TIS Mortgage Investment Company, which is a real estate investment trust traded on the New York Stock Exchange. In addition, Ms. Legg is a director of CFI Proservice, Inc. located in Portland, Oregon. Ms. Legg has over thirty-two years of experience in corporate and real estate finance. Ms. Legg has served as a Director of the Company since March 1993 and was elected as President and Chief Executive Officer in December 1995. She also is a Trustee of Meridian Point Realty Trust '83.

S. Michael Lucash
Chairman and Director (1)
Age: 45
Mr. Lucash has been a Managing Director for Real Estate at Llama Company since December 1995. Mr. Lucash was Chief Operating Officer of Boston Capital Mortgage Company from March through December 1995. From 1993 - 1995 he was Chief Operating Officer of ARBOR National Commercial Mortgage Corporation. Mr. Lucash was President of Commercial Mortgage Corporation of America from 1987 to 1993. From 1985 to 1987 Mr. Lucash was Vice President of Mortgage Banking at City Trust. Mr. Lucash has a B.S. from Southern Connecticut State University. Mr. Lucash also attended Massachusetts School of Law. Mr. Lucash has been the Chairman and a Director of the Company since September 1993.


Lawrence P. Morris
Director
Age:
Mr. Morris has been the Executive Vice President and Head of the Public Finance Department for Mesirow Financial, Inc. since 1994. From 1985 to 1994, Mr. Morris was a Vice President of First Chicago Capital Markets Inc. where he managed the investment activities associated with bond financings and escrow restructuring. From 1982 to 1985 Mr. Morris was an Assistant Vice President at the First National Bank of Chicago. Mr. Morris received his B. A. from the University of Notre Dame in 1978 and is a Certified Public Accountant. Mr. Morris has served as a director of the Company since December 1995.

Homer McK. Rees
Director
Age:  65
From 1982 to 1992, Mr. Rees held various positions with The Prudential Insurance Company of America, including Chairman in 1992 and President from 1988 to 1991 of Prudential Capital Corporation, a marketing unit responsible for origination of private placements. Mr. Rees retired in 1992. Mr. Rees has an M.B.A. from Harvard University and a B.A. from Yale University. Mr. Rees has served as a Director of the Company since March 1993.

Micolyn M. Yalonis
Director (2)
Age:  36
Ms. Yalonis has been Vice President of Callan Associates, Inc. since 1993. She was an independent real estate consultant from October 1992 to 1993, providing independent real estate consulting services to advisors, plan sponsors, and other institutional market participants. From 1988 to 1992, she held various positions with Callan Associates Inc., including Vice President, Manager from 1991 to 1992 and Assistant Vice President from June 1990 to November 1991. Ms. Yalonis has a B.A. from the University of California, Los Angeles. Ms. Yalonis has been a Director of the Company since September 1993.

___________________________
(1)  Member of the Executive Committee
(2)  Member of the Audit Committee


                               PROPOSAL TWO
                               ------------

                    AMENDMENTS TO THE COMPANY'S BY LAWS

     In March of 1995, the Company engaged CS First Boston as its financial advisor to assist in the exploration of strategic alternatives and opportunities that might be available to the Company. During that process, the Company received and reviewed several preliminary proposals for the sale or merger of all or a portion of the Company's assets. However, in the view of the board of directors and management, the preliminary proposals received were not sufficiently in a range to adequately reflect the current or future value of the Company and, if consummated, would not have resulted in an acceptable return for either the preferred or common shareholders.

     In December of 1995, the Company retained TIS Financial Services Inc. as manager of the Company's assets. The board of directors requested that the new management team develop a strategic plan to maximize the value of the Company. Management has proposed a plan whereby the Company will stabilize its property through selected expansions, dispositions and refinancing over the course of the next several years. This would include the expansion of several properties currently owned by the Company, the sale of certain properties outside the Company's market area, the possible purchase of new properties within the Company's market area, and refinancing of the Company's debt, all while attempting to maintain or improve the Company's dividend payments. Under this plan, management believes the Company can improve its value so as to result in a significantly greater return to all shareholders than can be achieved by liquidation or a transaction at the present time.

     The Investment Policy of the Company as contained in its By Laws contains a so-called "self-liquidating" provision, which states that the net proceeds from the sale of a property owned by the Company may not be reinvested but shall be distributed to the shareholders after payment of indebtedness relating to such property and other obligations. (However, the proceeds of a sale need not be distributed if they are used to purchase land underlying any of the Company's other properties, to finance improvements or additions to any of the Company's properties, or to protect or enhance the Company's investments in any of its properties, to buy out disadvantageous leases or to increase reserves.) This self-liquidating policy essentially precludes the Company from reinvesting the proceeds from the disposition of its properties into new assets, including property.

     While management's proposal to improve the Company's operations can be implemented to a substantial degree without modification of the self-liquidating policy, it is believed that providing management with the flexibility to reinvest property sale proceeds in one or more new properties will help achieve the goal of increasing the Company's value and return to shareholders. At this time the Company has no plans to sell any of its properties, nor any plans to purchase any property, and there is no guarantee that the Company will pursue such a course of action should the self-liquidating policy be amended.

     The Company's self-liquidating policy is contained in Article VIII, paragraph 8.1 of the Company's By Laws. The full text is as follows:
     _____________________________________________________________________

          8.1 General Statement of Policy. The general purpose of the Trust is to seek income that qualifies under the REIT Provisions of the Internal Revenue Code. At such time as it is in the best interest of the Shareholders to do so, the Trustees intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Internal Revenue Code with respect to the composition of the Trust's investments and the derivation of its income; provided, however, that no Trustee, officer, employee, agent, investment advisor, or independent contractor of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from conduct determined to be deliberately fraudulent, a knowing violation of law or willful misconduct; and provided, further, that during the period of time that the Trust's portfolio of equity investments is being developed, the Trust's Assets may be invested in investments that generate income that does not qualify under the REIT Provisions of the Internal Revenue Code.

          If a sale of a property occurs at any time after three years from the date on which the property was acquired, the net proceeds of the sale of such investment property shall not be reinvested, but rather shall be distributed on a regular basis to the Shareholders after the payment of indebtedness relating to such property (if required) and other obligations; provided, however, that the proceeds of the sale need not be distributed if they are used to purchase the land underlying any of the Trust's investment properties if the Trust is not already the owner thereof, to finance improvements or additions to any property, to protect or enhance the Trust's investment therein, to buy out disadvantageous leases or to increase reserves.
     ______________________________________________________________________


     Article XI, paragraph 11.1 of the By Laws provides that no amendment that would alter the "self-liquidating" policy of the Company may be made unless approved by a majority of the shareholders present either in person or by proxy at a duly authorized meeting of the shareholders.

     The board of directors believes it would be in the best interest of the shareholders that the Company's self-liquidating policy be amended to allow for the reinvestment of proceeds from the sale of its properties. As a result, the board of directors has proposed that Article VIII, paragraph
8.1 of the Company's By Laws be amended to delete the second full paragraph and thereafter read as follows:
     ______________________________________________________________________

          8.1 General Statement of Policy. The general purpose of the Trust is to seek income that qualifies under the REIT Provisions of the Internal Revenue Code. At such time as it is in the best interest of the Shareholders to do so, the Trustees intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Internal Revenue Code with respect to the composition of the Trust's investments and the derivation of its income; provided, however, that no Trustee, officer, employee, agent, investment advisor, or independent contractor of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from conduct determined to be deliberately fraudulent, a knowing violation of law or willful misconduct; and provided, further, that during the period of time that the Trust's portfolio of equity investments is being developed, the Trust's Assets may be invested in investments that generate income that does not qualify under the REIT Provisions of the Internal Revenue Code.
     ______________________________________________________________________

     The Company has no current plans to sell or purchase property upon approval of this amendment. The Company intends to sell or purchase property only when such is believed to be in the best interest of the shareholders and in order to achieve the goal of maximizing the Company's value and the return to the shareholders. The Company does not believe this amendment to the By Laws will impact the Company's current dividend policy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL, AND, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN
CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                              PROPOSAL THREE
                              --------------

        RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT

     The firm of Arthur Andersen LLP has provided independent public accounting services to the Company since the Company's inception in 1987. The Company's Audit Committee has recommended the appointment of Arthur Andersen LLP to examine the financial statements of the Company for the fiscal year ending December 31, 1996. The Directors have approved the recommendation of the Audit Committee and have recommended to the shareholders that this selection be ratified. If the shareholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountant, or if circumstances arise that make the continuation of Arthur Andersen LLP as the Company's independent public accountant impossible or inappropriate for the year ending December 31, 1996, that selection will be reconsidered by the Company's Audit Committee and Board of Directors. A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL, AND, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN
CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                           SHAREHOLDER PROPOSALS

     The Bylaws of the Company provide a procedure for shareholder proposals. This procedure provides that any shareholder intending to present a proposal at the Annual Meeting must deliver a written notice to the Chairman of the Board, the President, or the Secretary of the Company not later than the later of fifty days in advance of the Annual Meeting or ten days after the date on which public disclosure of the date of the Annual Meeting is first made to shareholders. This shareholder notice shall set forth as to each matter the shareholder proposes to bring before the meeting (I) a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting (ii) the name and the business and residence address of the person proposing that business, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by that person, (iv) any material interest of that person in that business, and (v) any other information that is required to be provided by that person pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. If a shareholder proposal is not made in accordance with the procedure set forth above, the Chairman of the Annual Meeting shall, if the facts warrant, determine and declare at the Annual Meeting that the proposed business was not properly brought before the Annual Meeting in accordance with the procedures set forth in the Bylaws and direct that that business not be transacted.

     Any shareholder desiring management to consider a proposal for inclusion in the Company's proxy statement relating to the annual meeting of shareholders to be held in 1997 must submit the proposal by certified mail, return receipt requested, to the attention of the Company's Secretary at the Company's executive office by no later than January 14, 1997.

                               MISCELLANEOUS

     The proxy statement and the accompanying Proxy are being solicited by the order of the Directors, and the Company will bear the expense of that solicitation. Proxies may be solicited by mail, telephone, telegram, or in person. The Company will request banks, brokerage houses, and other institutions, nominees, or fiduciaries that hold Shares in their names to forward the solicitation materials to the beneficial owners thereof, and the Company will reimburse those persons for their reasonable expenses in so forwarding these materials. Company officers and Directors and others as yet undesignated may, without additional compensation, solicit Proxies by telephone or telegram or in person. In addition, the Company will retain MacKenzie Partners, Inc. to assist in soliciting Proxies for a fee of approximately $7,500 plus reasonable expenses and costs.

     A copy of the Company's 1995 Annual Report on Form 10-K including financial statements and financial statement schedules is available without charge to those shareholders who would like more detailed information concerning the Company. If you desire a copy of that document, please write to:

          John E. Castello
          Chief Financial Officer
          Meridian Point Realty Trust VIII Co.
          655 Montgomery St., Suite 800
          San Francisco, CA 94111.

                               ANNUAL REPORT

     The Company's 1995 Annual Report to Shareholders, including financial statements for the years ended December 31, 1995, 1994 and 1993, is being forwarded to each shareholder of record as of May 13, 1996 together with this Proxy Statement.


                              OTHER BUSINESS

     At this date, management knows of no other matters proposed to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting for shareholder action, the named proxies will vote the Shares represented by the Proxies in accordance with their best judgment.


BY ORDER OF THE DIRECTORS,



John E. Castello
Senior Vice President and Chief Financial Officer
San Francisco, California
May 14, 1996

PROXY

                   MERIDIAN POINT REALTY TRUST VIII CO.
                     655 Montgomery Street, Suite 800
                     San Francisco, California  94111

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of the capital stock of Meridian Point Realty Trust VIII Co., a Missouri corporation (the "Company"), acknowledges receipt of a copy of the Notice to Shareholders of Annual Meeting and the accompanying Proxy Statement dated May 14, 1996, and revoking any proxy heretofore given, hereby constitutes and appoints S. Michael Lucash and Peter O. Hanson and each of them, with full power of substitution, as attorneys and proxies to appear and vote, as designated below (including the power to cumulate votes as described in the Proxy Statement), all the shares of the Company's capital stock held of record by the undersigned on May 13, 1996 at the annual meeting of the Company's shareholders to be held at the The Park Hyatt, 333 Battery Street, San Francisco, California on June 14, 1996 at 2:00 p.m. Pacific Time or at any postponements or adjournments thereof.

SEE REVERSE SIDE

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

The Board of Directors recommend a vote FOR the nominees listed and FOR proposals 2 and 3.

1.  ELECTION OF DIRECTORS

     FOR          WITHHELD              Nominees for Director:

     [  ]           [  ]                  Christopher J. Doherty
                                          Peter O. Hanson
                                          Lorraine O. Legg
                                          S. Michael Lucash
                                          Lawrence P. Morris
                                          Homer McK. Rees
                                          Micolyn Magee Yalonis

FOR, Except vote withheld from the following nominee(s):

________________________________________________________________________


2. Approval of an amendment to the Company's By Laws related to investment policy which will allow the Company to reinvest proceeds from the sale of property.

          [  ] FOR          [  ] AGAINST          [  ] ABSTAIN


3. Approval of Arthur Andersen LLP as the independent auditors for the company for fiscal 1996.

          [  ] FOR          [  ] AGAINST          [  ] ABSTAIN


4.  Such other matters as may properly come before the meeting.

Please check this box if you plan to attend.  [  ]


SIGNATURE(S)_____________________________________  DATE___________________

PLEASE MARK AND DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. Attorneys, executors, administrators, trustees, custodians, corporate officers, guardians, or any others signing in a representative capacity should give their full title(s) as such. If there is more than one trustee, all should sign.